 EXHIBIT 4.14

SUBSCRIPTION AGREEMENT

TO:	TAG OIL LIMITED (herein generally, the "Issuer") Suite 400 - 534 17th Avenue S.W. Calgary, AB T2S 0B1 Phone: (403) 770-1934 Fax: (604) 770-1935

FROM:
(Investor Name)

RE:	Purchase of Units of the Issuer (comprising post-share split (1.5:1) Shares and Warrants) to purchase post-split Shares at US$1.67 per Unit

REFERENCE DATE: April 20th, 2004

Instructions to complete this Subscription

  Enter number of Units purchased, Name, Address and Sign on page 2.

  Registration or Delivery Instructions (if different from information in Item 1)

  Canadian resident Investors must complete Form 1 or Form 2 (Schedules A and B) unless you are resident in British Columbia and purchasing at least 45,000 Units.

  If you are an Investor outside of North America, you have no schedules to complete except A, if applicable.

  All references to dollars in this Subscription Agreement are to United States dollars.

  This offering of Units of the Issuer is NOT available to resident of the United States.

Courier or fax completed forms to TAG Oil Ltd., Suite 400 - 534 17th Avenue S.W., Calgary, AB, T2S 0B1, Attention: Drew Cadenhead, or fax your completed Subscription Agreement at fax: 403-770-1935 (tel: 403-770-1934). Funds may be attached to the forms by certified cheque or bank draft payable to "TAG Oil Ltd."

(Name of Investor - please print)	Number of Units at US$1.67 per Unit___________

(Signature of Investor)

(Official Capacity or Title of Signatory, if Investor is not an individual - please print)

(Please print name of individual whose signature appears above if different than the name of the name of the Investor printed above.)

(Investor's Address)	Aggregate Subscription Price for all Units: US$__________________________ Payable to: TAG Oil Ltd.

Investor's Telephone Number and Fax Number) Investor's E-Mail Address
REGISTER the Units as set forth below Name Account reference, if applicable Address	DELIVER the Units as set forth below: Name Account reference, if applicable Contact Name Address Telephone Number

ACCEPTANCE: The Issuer hereby accepts the above subscription.

TAG OIL LTD.

Per:______________________________________________ Execution Date:_____________
Authorized Signature

Definitions

  "Accredited Investor" means generally a high net worth or high income person, specifically defined as:

    an Investor resident in any one of the MI 45-103 Jurisdictions (defined below) who is an accredited investor as defined in Section 1.1 of Multilateral Instrument 45-103 and set out in Category 3: Accredited Investor on Form 1 (see Schedule A); or

    an Investor resident in the Province of Ontario who is an accredited investor as defined in Ontario Securities Commission Rule 45-501 and set out on Form 2 (see Schedule B);

  "Applicable Securities Laws" means the securities legislation and all regulatory notices, orders, rules, regulations, policies and other instruments of the securities regulatory authorities in the Reporting Jurisdictions and the other jurisdictions where the Units are sold;

  "Closing" means a completion of an issue and sale by the Issuer and the purchase by the Investors of the Portfolio Securities pursuant to this Subscription Agreement;

  "Closing Date" means a day determined by the Issuer which is expected to occur on or about May 4, 2004. On the Closing Date the Shares and Warrants comprising the Units will be issued and delivered to Investor or as it may direct;

  "Exemptions" means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

  "Foreign Portfolio Manager" means a person who carries on business as a "portfolio manager" (within the meaning of that term under Applicable Securities Laws) in an International Jurisdiction and who purchases Units as an agent for fully managed accounts;

  "fully managed" in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Law;

  "International Jurisdiction" means a jurisdiction outside of Canada;

  "International Securities Laws" means the securities laws having application to the subscriber and the offering other than the laws of Canada (including any province thereof) and the United States (including any state or district thereof) and all regulatory notices, orders, rules, regulations, policies or other instruments incidental thereto;

  "Investor" means the person or persons named as Investor on the face page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

"MI 45-103" means Multilateral Instrument 45-103 - Capital Raising Exemptions (a copy is available from the Issuer or online at www.bcsc.bc.ca);

"MI 45-103 Jurisdictions" means British Columbia, Alberta, Manitoba, Saskatchewan, Prince Edward Island, Nova Scotia, Newfoundland and Labrador, the Northwest Territories and Nunavut;

"Offering" means the sale by the Issuer of its Shares and Warrants on the terms set forth in this Agreement;

"Ontario Accredited Investor Exemption" means the exemption from prospectus requirements found in Ontario Securities Commission Rule 45-501;

"Portfolio Manager" means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

"Public Record" means information which has been publicly filed under applicable securities laws by the Issuer, which can be reviewed at www.sedar.com;

"Qualifying Issuer" has the meaning set out in Multilateral Instrument 45-102 - Resale of Securities;

"Regulation D" means Regulation D under the U.S. Securities Act;

"Regulation S" means Regulation S under the U.S. Securities Act;

"Reporting Jurisdictions" means the Provinces of British Columbia, Alberta and Yukon;

"Schedules" means the schedules attached hereto comprising:

  Form 1 - Confirmation of Eligibility (Residents of Provinces other than Ontario); and

  Form 2 -Accredited Investor Certificate Form (Ontario Residents);

"Securities" means the Shares and Warrants of the Issuer being sold hereunder;

"Share" means a common share (post-share split) without par value in the capital of the Issuer;

"Subscription Agreement" means this subscription agreement between the Investor and the Issuer, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

"Unit" is a reference of convenience to one Share and Warrant sold together;

"U.S. Person" means a U.S. Person as defined in Regulation S;

"U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States of America;

"Warrant" means one whole Share purchase warrant, each of which is exercisable to acquire an additional common share of the Issuer for a 24 month period after the Closing Date on the terms described herein;

"Warrant Certificate" means the certificate representing the Share Warrant issued to an Investor as part of an Unit; and

"Warrant Share" may be used to refer to the Share (post-split) to be issued upon the exercise of a Warrant.

2. Prospectus Exempt Subscription Commitment

2.1 The undersigned (the "Investor") hereby irrevocably subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth herein, that number of Units of the Issuer set out on the face page of this Subscription Agreement that can be purchased from the amount invested filled in on the face page of this Agreement. Subject to the terms hereof, this Subscription will be deemed to have been made and be effective only upon its acceptance by the Issuer.

3. Description of Units - Share and Warrants

3.1 Each Unit consists of one Share and one Warrant of the Issuer. The Investor acknowledges that the Shares refer to shares of the Issuer, following a 1.5 for 1 share split which is expected to occur on or about May 3, 2004.

3.2 Each Warrant will entitle the Investor to purchase one Warrant Share for a 24 month period after the Closing Date at a price of US$1.83 for one year after the Closing date and at a price of US$2.00 until expiry at the end of year two.

3.3 The Warrants will be governed by the terms and conditions set out in the certificate representing the Warrants (the "Warrant Certificates") which will be delivered to the Investor at Closing. Each Warrant Certificate will contain, among other things, provision for the appropriate adjustment in a class, number and price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the common shares of the Issuer or payments of stock dividends or upon the merger or re-organization of the Issuer.

4. Details of the Offering

4.1 The Offering consists of up to 650,000 Units at US$1.67 per Unit.

4.2 The Subscriber acknowledges and agrees that:

(a) the Offering is not a public offering of securities;

(b) the Offering is not being made, and this Agreement does not constitute, an offer to sell or the solicitation of an offer to buy the Units, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation; and

(c) the Issuer will rely on the representations and warranties contained in this Agreement to determine if there is an available Exemption for the issuance of the Units.

5. Closing

5.1The Investor will deliver to the offices of the Issuer aggregate subscription funds and subscription documents completed in accordance with the instructions on the face page of this Agreement and arrange for concurrent wiring or delivery of certified funds. On request by the Issuer, the Investor agrees to complete and deliver any other documents, questionnaire, notices and undertakings as may possibly be required by regulatory authorities, stock exchanges and Applicable Securities Laws to complete the transactions contemplated by this Agreement. Delivery and payment for the Units will be completed by the Issuer at its offices on the Closing Date at which time certificates representing the Units will be available against payment funds for delivery to the Investor as the Investor shall instruct. Investor hereby waives receiving any prior notice of Closing.

5.2Closing of this subscription is not subject to any closing condition and there is no minimum aggregate offering.

6. Statutory and Additional Voluntary Resale Restrictions and Legending of Securities

6.1 The Subscriber acknowledges and agrees that the Offering is being made pursuant to the Exemptions, and consequently that

(a) the Securities will be subject to a number of resale restrictions, including a restriction on trading;

(b) until the restriction on trading expires, the Subscriber will not be able to trade the Securities unless the Subscriber complies with an Exemption;

(c) unless permitted under the Applicable Securities Laws, the Subscriber cannot trade the Securities before the date that is 4 months and a day after the date of Closing, however, the Subscriber, by signing this Agreement, agrees to an additional 8 months (one year total) hold period; and

(d) as required under the Applicable Securities Laws, the Issuer will place a legend stipulating the applicable hold period and resale restrictions on the certificates representing the Securities.

6.2 The Investor acknowledges that any resale of the Securities will be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. Investors with a Canadian or international address will receive a certificate bearing the following legend imprinted thereof:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before one year from the Closing Date."

6.3 The Subscriber acknowledges and agrees that:

(a) the Securities have not been and will not be registered under the U.S. Securities Act or any applicable State securities laws, and may not be offered and sold, directly or indirectly, in the United States or by or to U.S. Persons (as defined in Regulation S promulgated under the U.S. Securities Act) without registration under the U.S. Securities Act and any applicable state securities laws, unless an exemption from registration is available; and

(b) the Issuer is not obligated under any circumstances to register the Securities or to take any other actions to facilitate or permit any proposed resale or transfer thereof in the United States or otherwise by or to a U.S. Person, unless the transferee provides the Issuer with a legal opinion stating that the sale of the Securities is being made in compliance with (i) Rule 904 of Regulation S under the U.S. Securities Act and all applicable State securities laws, (ii) Rule 144 of the U.S. Securities Act and all applicable State securities laws, or (iii) another applicable exemption from the registration requirements of the 1933 Act and all applicable State securities laws.

7. Investor's Acknowledgements - Regarding Risk, Restrictions, Independent Advice

7.1The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer that

(a) its decision to execute this Subscription and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of information about the Issuer in the Public Record;

(b) no prospectus has been filed by the Issuer with any securities commission or similar authority in Canada or elsewhere, in connection with the issuance of the Securities, and the issuance and the sale of the Units is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i) the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii) the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii) the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c) the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d) to the knowledge of the Investor, the sale of the Securities was not accompanied by any advertisement, however the Issuer will pay a finder's fee in connection with some subscriptions under the Offering;

(e) the offer made by this Subscription is irrevocable (subject to the right of the Issuer to terminate this Subscription) and requires acceptance by the Issuer;

(f) this Subscription is not enforceable by the Investor unless it has been accepted by the Issuer and the Investor waives any requirement on the Issuer's behalf to immediately communicate its acceptance for this Subscription to the Investor;

(g) the Securities are speculative investments which involve a substantial degree of risk;

(h) the Investor is sophisticated in financial investments, has had access to and has received all such information concerning the Issuer that the Investor has considered necessary in connection with the Investor's investment decision and the Investor will not receive an offering memorandum or similar disclosure document;

(i) the subscription proceeds will be available to the Issuer on Closing and this subscription is not conditional on any other subscription completing;

(j) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(k) the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor to the Issuer in completing the sale and issue of the Units to the Investor.

8. Investor's Exemption Status and Other Representation

8.1Each Investor resident in Canada, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with the Issuer that:

(a) it is purchasing the Units as principal for its own account, it is purchasing such Units not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities, it is resident in one of the MI 45-103 Jurisdictions and it:

(i) is an "accredited investor" as defined in MI 45-103 and has signed Schedule A (or B if an Ontario resident); or

(ii) is a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(iii) is a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(iv) is a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(v) is a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(vi) is a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer; or

(vii) is a parent, grandparent, brother, sister or child of the spouse of a founder of the Issuer; or

(viii) is a person or company that is wholly-owned by, or a majority of its board of directors is comprised of, any combination of persons or companies described in 8.1(a)(ii) to (vii); or

(ix) is a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in 8.1(a)(ii) to (vii); or

(x) is an individual resident in British Columbia, Alberta, Saskatchewan or Manitoba and will have an aggregate acquisition cost for the Units of $97,000; or

(xi) is resident in British Columbia, and is not an individual but is a corporation, partnership, rust, fund, association or any other organized group of persons that was not created solely, nor used primarily, to permit a group of individuals to purchase securities without a prospectus which will have an aggregate acquisition cost of purchasing the Units of not less than $97,000 or, if it is such an entity created solely or used primarily for such purpose, each of the individuals who form part of the group has contributed at least $97,000 to such entity for the purpose of purchasing the Units; or

(xii) is resident in Alberta and it is not an individual but is a corporation, syndicate, partnership or ther form of unincorporated organization that pre-existed the offering of the Units and has a bona fide purpose other than investment in the Units which will have an aggregate acquisition cost of purchasing the Units of not less than $97,000 or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000; or

(xiii) is resident in British Columbia and is

(A) an employee, senior officer or director of the Issuer or of an affiliate of the Issuer, and it has not been induced to purchase the securities by expectation of employment or continued employment;

(B) a trustee on behalf of a person referred to in subparagraph (I) herein;

(C) an issuer, all of the voting securities of which are beneficiary owned by one or more persons referred to in subparagraph (I) herein; or

(D) a "consultant", which is defined as meaning:

(I) an individual, other than an employee or an executive of the Issuer,

(1) that is engaged to provide on a bona fide basis consulting, technical, management or other services to the Issuer or to an affiliated entity of the Issuer, other than services provided in relation to a distribution,

(2) that is neither a registrant nor provides to the Issuer or an affiliated entity of the Issuer services provided by a registrant or services that include investor relations activities,

(3) that provides the services under a written contract between (i) the Issuer or the affiliated entity and (ii) the individual or a "consultant company" of the individual consultant (being a company of which the individual consultant is an employee or shareholder) or a "consultant partnership" of the individual consultant (being a partnership of which the individual consultant is an employee or partner), and

(4) that, in the reasonable opinion of the Issuer, spends or will spend a significant amount of time and attention on the affairs and the business of the Issuer or an affiliated entity of the Issuer; or

(II) a "consultant company" or a "consultant partnership" (as defined in Multilateral Instrument 45-105) of a "consultant", or an RRSP or RRIF established by or for the "consultant" or under which the "consultant" is the beneficiary, and in each of 8.1(a)(xiii)(I) and (II), the participation of the consultant in the trade is voluntary; or

(xiv) is resident in Saskatchewan and is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the offering of the Units and has a bona fide purpose other than investment in the Units or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $150,000; or

(xv) is resident in Manitoba, it is an individual or a corporation, partnership, unincorporated association, organization or syndicate, a trustee, an executor, an administrator or other legal personal representative, it is purchasing the Units for investment only and not with a view to resale or distribution and the aggregate acquisition cost of the Units purchased by it is not less than $97,000 and if it is a corporation, a partnership, an unincorporated association, organization or syndicate, it was not incorporated or created solely or primarily to permit the purchase without a prospectus of the Units; and

(xvi) has completed, signed and returned Form 1 - "Confirmation of Eligibility (Non-Ontario Residents)" which is Schedule A to this Agreement; or

(b) it is a resident of Ontario, it is an "accredited investor" as defined in Rule 45-501, and the Investor has certified same by marking the applicable boxes and signing and returning "Accredited Investor Certificate (Ontario Residents)" which is Schedule B to this Agreement; or

(c) it is resident in Qubec, the aggregate acquisition cost of the Units purchased by it is not less than $150,000 and it is not a company established solely to acquire the Units, or, if it was so established, each shareholder of the company is an individual who has contributed at least $150,000 for the purpose of the investment by the company in the Units, and each such person is acting for his or her account; or

(d) it is resident in Qubec and will not have an aggregate acquisition cost of at least $150,000, it is recognized by the Qubec Securities Commission as an "exempt purchaser" or is a "sophisticated purchaser" within the meaning of Section 43, 44 or 45 or the Securities Act (Qubec) or is the government du Qubec or its department or agencies, the Government of Canada or the government of a Canadian province, or any of their departments or agencies; or

(e) if it is a resident of any jurisdiction referred to in the preceding sections but not purchasing thereunder, it complies with the provisions above as if it were a resident of British Columbia and is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation of the jurisdiction of its residence and shall deliver to the Issuer such further particulars of the exemption(s) and the Investor's qualifications thereunder as the Issuer may request; and

(f) if the Investor is not purchasing the Units as principal for its own account and it, or any beneficial purchaser for which it is acting, is a resident of British Columbia, the Investor hereby represents, warrants and covenants to and with the Issuer that it is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, and:

(i) it is a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Investor is purchasing the Units as an agent or trustee for accounts that are fully managed by the Investor; or

(ii) it is an advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Investor is registered as a portfolio manager under the Securities Act (British Columbia) or the laws of another province or territory of Canada, or the Investor is exempt from such registration, and the Investor is purchasing the Units as an agent for accounts that are fully managed by the Investor, and it (or if the Investor is purchasing for a disclosed principal, such principal) represents, warrants and covenants to and with the Issuer that it is eligible to purchase Units by virtue of satisfying one of the categories set out in 8.1 or of Schedules A or B;

(g) if the Investor is not purchasing the Units as principal for its own account and it, or any beneficial purchaser for which it is acting, is a resident of Alberta, the Investor acknowledges that the Issuer is required by law to disclose to certain regulatory authorities, on a confidential basis, the identity of the beneficial purchaser of the Units for whom it is acting, and hereby represents, warrants and covenants to and with the Issuer that it is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, and:

(i) it is trading for accounts fully managed by it and it is (i) a trust corporation trading as trustee or an agent, (ii) a portfolio manager trading as an agent, or (iii) a person or company trading as an agent that, except for an exemption under the Securities Act (Alberta) or the Rules thereunder, is required to be registered as a portfolio manager; or

(ii) it is acting as agent for one or more undisclosed principals, each of which principals is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units,

(h) and it (or if the Investor is purchasing for a disclosed principal, such principal) represents, warrants and covenants to and with the Issuer that it is eligible to purchase Units by virtue of satisfying one of the categories set out in 8.1 or of Schedules A or B;

8.2Investors Outside of Canada and the United States

If the Investor is resident in a jurisdiction outside of Canada and the United States, it acknowledges that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(b) there is no government or other insurance covering the Units;

(c) there are risks associated with the purchase of the Units;

(d) there are restrictions on the Investor's ability to resell the Securities and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Securities;

(e) the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Securities through a person registered to sell the Securities under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(f) the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(g) the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor's Units, and the Issuer has no filing obligations in the International Jurisdiction;

(h) no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(i) the Units are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction; and

(j) if it is a resident of the United Kingdom then it complies with the provisions of 8.1 of this Subscription Agreement as if it were a resident of British Columbia and it is a person of the described in Article 11(3) of the Financial Services Act, 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business.

8.3Other General Representations and Covenants

(a) the Investor has no knowledge of a "material fact" or "material change", as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b) the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out on the first page of this Subscription Agreement;

(c) the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(e) the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f) in connection with the Investor's investment in the Units, the Investor has not relied upon the Issuer for investment, legal or tax advice, and has, in all cases sought the advice of the Investor's own personal investment advisor, legal counsel and tax advisers or has waived its rights to and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Units and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Units;

(g) no person has made to the Investor any written or oral representations:

(i) that any person will resell or repurchase the Units;

(ii) that any person will refund the purchase price for the Units; or

(iii) as to the future price or value of the Units;

(h) if the Investor is resident of an International Jurisdiction (which is defined herein to mean a country other than Canada or the United States), then:

(i) the Investor is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined herein to mean, in respect of each and every offer or sale of Units, any securities laws having application to the Investor and the Offering other than the laws of Canada and the U.S., and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto) which would apply to this Agreement, if any;

(ii) the Investor is purchasing the Units pursuant to an applicable exemption from any prospectus, registration or similar requirements under the International Securities Laws of that International Jurisdiction, or, if such is not applicable, the Investor is permitted to purchase the Units under the International Securities Laws of the International Jurisdiction without the need to rely on exemptions;

(iii) the International Securities Laws do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv) the Units are being acquired for investment purposes only and not with a view to resale and distribution, and the distribution of the Units to the Investor by the Issuer complies with all International Securities Laws.

(i) if it is resident in Qubec, it acknowledges that it must file a report pursuant to section 46 of the Securities Act (Qubec) and section 102 of the Regulation respecting securities (Qubec), together with the prescribed fee, with the Commission des valeurs mobilires du Qubec within ten days of each disposition of all or any part of the Units; and

(j) if it is resident in Manitoba and purchasing pursuant to 8.1(a)(x) it acknowledges that it must file a report on Form 8A, together with the prescribed fee, with the Manitoba Securities Commission within 10 days of each disposition of all or any part of the Units;

(k) if it is resident in Ontario, it acknowledges that it must file a report on Form 45-501F2, together with the prescribed fee, with the Ontario Securities Commission within 10 days of each disposition of all or any part of the Units; and

(l) the Investor represents and warrants that:

(i) the Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A) the transfer or assignment of any rights or interests in any of the Securities;

(B) the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

(C) the voting of the Securities; and

(ii) the Investor has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; and

(iii) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

9Representations of the Issuer

9.1The Issuer represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a) the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b) the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D;

(c) the Issuer and its subsidiaries are the beneficial owners of the business and assets or the interests in the business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d) no offering memorandum has been or will be provided to the Investor;

(e) the financial statements comprised in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer's last financial statements except as filed in the Public Record;

(f) the creation, issuance and sale of the Shares and Warrants by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(g) the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient shares in its treasury to enable it to issue the Shares and Warrant Shares;

(h) this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(i) neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer' knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(j) no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer' knowledge no investigations or proceedings for such purposes are pending or threatened; and

(k) except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Issuer or any other security convertible or exchangeable for any such shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Issuer.

10. Covenants of the Issuer

10.1 The Issuer covenants with each Investor that the Issuer will:

(a) offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Reporting Jurisdictions) in connection with the Offering;

(b) use its best efforts to maintain its status as a "reporting issuer" not in default in each of the Reporting Jurisdictions in with it its a reporting issuer at the date of this Subscription; and

(c) within the required time, file any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials.

11. Consent to the Disclosure of Information

11.1 The Investor acknowledges and consents to the release by the Issuer of certain information regarding the Investor's subscription, including the Investor's name, address, telephone number, email address and the number of Units purchased, in compliance with securities regulatory policies to regulatory authorities in the Reporting Jurisdictions.

12. General

12.1 Time is of the essence hereof.

12.2 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12.3 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

12.4 This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

12.5 This Subscription Agreement may not be assigned by any party hereto.

12.6 The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

12.7 This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

12.8 Without limitation, this Subscription Agreement is deemed to be entered into on the reference date set out on the face page, notwithstanding its actual date of execution by the Investor.

12.9 This Subscription, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Investor pursuant hereto, the completion of the issue of Units of the Issuer and any subsequent disposition by the Investor of the Shares or Warrants;

12.10 The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription;

12.11 Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else;

12.12 All monetary amounts herein are United States Dollars.

SCHEDULE A

FORM 1

CONFIRMATION OF ELIGIBILITY (NON-ONTARIO RESIDENTS)

The undersigned (the "Investor") here by confirms and certifies to TAG Oil Ltd. (the "Issuer") that the Investor is purchasing the Units as principal, that the Investor is resident in the jurisdiction set out on the execution page hereof, and that: [check appropriate boxes]

Category 1: Cdn$97,000 Purchaser

[ ] The Investor is resident in British Columbia, Alberta, Saskatchewan, or Manitoba and will have an aggregate acquisition cost of purchasing the Units of not less than Cdn$97,000.

[ ] The Investor is resident in Qubec and will have an aggregate acquisition cost of purchasing the Units of not less than $150,000.

Category 2: Family, Friends and Business Associates
[Not available to Investors resident in Saskatchewan under this Offering]

The Investor is:

[ ] (a) a director, senior officer or founder of the Issuer or of an affiliate of the Issuer;

[ ] (b) a control person of the Issuer or of an affiliate of the Issuer;

[ ] (c) an individual which is: [check appropriate box and complete blank below]

[ ] a spouse, parent, grandparent, brother, sister or child

[ ] a close personal friend

[ ] close business associate

of a director, senior officer, control person or founder of the Issuer or of an affiliate of the Issuer, namely _________________________________________ [name of director, officer or control person];

[ ] (d) an individual which is a parent, grandparent, sister, brother or child of a spouse of a founder of the Issuer;

[ ] (e) a person or company that is wholly-owned by, or that a majority of its board of directors is comprised of, any combination of the persons or companies described in (a) to (d) above, OR

[ ] (f) an estate or trust all of the beneficiaries of which are, or a majority of the trustees of which are, comprised of any combination of the persons or companies described in (a) to (d) above.

Category 3: Accredited Investors
[Not available to Investors resident in Manitoba under this Offering]

The Investor is an "accredited investor" as defined in Multilateral Instrument 45-103 by virtue of being:

[ ] (a) a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

[ ] (b) the Business Development Bank incorporated under the Business Development Bank Act (Canada);

[ ] (c) an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that act;

[ ] (d) a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting shares of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ] (e) a person or company registered under the securities legislation, of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ] (f) an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

[ ] (g) the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada;

[ ] (h) a municipality, public board or commission in Canada;

[ ] (i) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ] (j) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ] (k) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds C$1,000,000;

[ ] (l) an individual whose net income before taxes exceeded C$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

[ ] (m) a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least C$5,000,000 and unless the person is an individual, that amount is shown on its most recently prepared financial statements;

[ ] (n) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

[ ] (o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under one or more prospectuses for which the regulator has issued receipts;

[ ] (p) a trust company or trust corporation registered to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as trustee or agent on behalf of a fully managed account;

[ ] (q) a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of advisor or is exempt from registration as a portfolio manager or an equivalent category of advisor;

[ ] (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or other advisor registered to provide advice on the securities being traded;

[ ] (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs a. through e. and paragraph j in form and function; or

[ ] (t) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except for voting securities required by law to be owned by directors, are persons or companies that are accredited investors;

and for purposes hereof, the following terms shall have the stated meanings:

"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

"financial assets" means cash and securities.

"founder" means a person or company who:

(a) acting alone or in concert with one or more persons or companies, directly or indirectly takes the initiative in founding, organizing or substantially reorganizing the business of the Issuer, or

(b) at the time of the proposed trade is actively involved in the business of the Issuer.

"fully managed account" means an account for which a person or company makes the investment decisions of that person or company and has full discretion to trade in securities for the account without requiring the client's express consent to a transaction.

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

"mutual fund" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund of trust account, of the issuer of the securities.

"non -redeemable investment fund" means an issuer:

(a) whose primary purpose is to invest money provided by its securityholders;

(b) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(c) that is not a mutual fund.

"person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

"related liabilities" means: (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (ii) liabilities that are secured by financial assets.

"spouse" in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

EXECUTED by the Investor at _____________________, this ________ day of ___________________, 20___.

If a corporation, partnership or other entity: Signature of Authorized Signatory Name and Position of Signatory Name of Purchasing Entity Jurisdiction of Residence	If an Individual: Signature Print Name Jurisdiction of Residence

Schedule B

FORM 2

ACCREDITED INVESTOR CERTIFICATE FORM
(Ontario Residents Only)

The Investor certifies that it/he/she is an "accredited investor" as defined in Ontario Securities Commission Rule 45-501 (the "Rule") promulgated under the Securities Act (Ontario) (the "Act") by virtue of qualifying as one or more of the following. Please insert a checkmark in the bracketed area beside each applicable paragraph:

Individual Investors

[ ] (a) An individual who owns or beneficially owns, or together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

[ ] (b) An individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

[ ] (c) An individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative or a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer, whether or not the individual's registration is still in effect;

[ ] (d) A person registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

[ ] (e) A person that is recognized by the Ontario Securities Commission as an accredited investor;

[ ] (f) A spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

Non-Individual Investors

[ ] (g) A company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

[ ] (h) A registered charity under the Income Tax Act (Canada);

[ ] (i) A company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

[ ] (j) A company that is recognized by the Ontario Securities Commission as an accredited investor;

[ ] (k) A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;

[ ] (l) A promoter of the issuer or an affiliated entity of a promoter of the issuer;

[ ] (m) A person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act;

Institutional Investors

[ ] (n) A bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act or a wholly owned subsidiary of same;

[ ] (o) A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction or a wholly owned subsidiary of same;

[ ] (p) A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada, or a wholly owned subsidiary of same;

[ ] (q) A Company licensed to do business as an insurance company in any jurisdiction or a wholly owned subsidiary of same;

[ ] (r) The Business Development Bank incorporated under the Business Development Bank Act (Canada) or a wholly owned subsidiary of same;

[ ] (s) A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

[ ] (t) A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

[ ] (u) A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities Commission or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

[ ] (v) A fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

[ ] (w) An account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

[ ] (x) An entity that is organized outside of Canada that is analogous to any of the entities referred to in paragraphs (d), (g), (n), (o), (p), (q), (r), or (s);

Government Organizations

[ ] (y) The government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

[ ] (z) Any Canadian municipality or any Canadian provincial or territorial capital city;

[ ] (aa) Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency or instrumentality thereof.

Dated
Signature of the Investor or authorized signatory of the Investor

Name of Investor

Address of Investor